CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance Of Stock)

              NORTH COAST PRODUCTIONS ACQUISITION CORP.#C 22061-00
              ----------------------------------------------------
                               Name of Corporation

The  undersigned:       Patrick F. Charles                                 and
                     -------------------------
                   President  or  Vice  President

Terrance  K.  Picken        of          North Coast Production Acquisition Corp.
--------------------------------------------------------------------------------
                    Secretary                      Name  of  Corporation

     Do hereby certify: That the Board of Directors of said Corporation at a meeting duly convened, held on the 20th day of November, 2000, adopted a resolution to amend the original articles as follows:

Article  I  is  hereby  amended  to  read  as  follows  :

     The  Name  of  the  corporation  is  Magellan  Productions,  Inc.

The date upon which the original Articles of Incorporation were filed with the secretary of State is August 15, 2000.

  /s/Patrick  F.  Charles
  --------------------------
Patrick  F  Charles,  President



  /s/Terrance  K.  Picken
  --------------------------
Terrance  K.  Picken,  Secretary

         Filed
   AUG  15  2000
     C22061-00
     Dean  Heller
Secretary  of  State
                            ARTICLES OF INCORPORATION

                                       OF

                    NORTH COAST PRODUCTIONS ACQUISITION CORP.




KNOW  ALL  MEN  BY  THESE  PRESENT:

     That we the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada and do hereby certify:


                                       ONE


     The  name  of this corporation is North Coast Productions Acquisition Corp.


                                       TWO


     The resident agent of said corporation shall be Pacific Corporate Services Las Vegas, NV 89120, and such other offices as may be determined by the By-Laws in and outside the State of Nevada.


                                      THREE


     The objects to be transacted, business and pursuit and nature of the business, promoted or carried on by this corporation are and shall continue to be engaged in any lawful activity.


                                      FOUR


The members of the governing board shall be styled Directors and the first Board of Directors shall consist of one (1). The number of stockholders of said corporation shall consist of one (1). The number of directors and shareholders of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws of this corporation in that regard, and without the necessity of amending these Articles of Incorporation. The name and address of the first Board of Directors and of the Incorporation signing these Articles is as follows:

Terrence  K.  Picken
8756  -  122nd  Avenue  NE
Kirkland,  WA  98033




                                      FIVE

     The  Corporation  is  to  have  perpetual  existence.

                                       SIX

     The total authorized capitalization of this Corporation shall be and is the sum of 200,000,000 shares Common Stock at $0.001 par value and 50,000,000 shares Preferred Stock at no par value, said stock to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate in exchange for cash, property, or services, the stock of other corporations or other values, rights, or things, and the judgement of the Board of Directors as to the value thereof shall be conclusive.

                                      SEVEN

     The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.


IN  WITNESS  WHEREOF,  I  have  set  my  hand  this  9th  day  of  August, 2000.




      /s/Terrence  K.  Picken
     ------------------------------
          Terrence  K.  Picken

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